EXHIBIT 99.1

TRANSOCEAN LTD. REPORTS third QUARTER 2026 RESULTS

STEINHAUSEN, Switzerland, November 2, 2026—Transocean Ltd. (NYSE: RIG) today reported financial results for the third quarter of 2026. The Company will host a conference call and webcast at 9 a.m. EST, 3 p.m. CET, on Tuesday, November 3, 2026, with participation details included in this release. Supplemental schedules have been posted to the Investors section of the Company’s website at www.deepwater.com.

Third quarter 2026 Key points

◾	Contract drilling revenues were $937 million with strong revenue efficiency(1) of 96.8%.
◾	Net income was $26 million or $0.02 per diluted share.
◾	Adjusted EBITDA was $313 million, implying a 33.4% margin.
◾	Net cash provided by operating activities was $174 million; net of capital expenditures of $43 million, free cash flow was $131 million.
◾	Ended the period with total liquidity of $1.3 billion, including the existing $510 million undrawn revolving credit facility.
◾	Added $2.0 billion in contract backlog(2) at a weighted average dayrate of about $423,000.

“Since our last report, we delivered solid operating results and significantly strengthened forward contract visibility,” said Keelan Adamson, Transocean’s CEO. “Strong cash flow enabled us to retire the remaining $200 million of debt associated with the Deepwater Aquila notes, ahead of schedule. New deepwater and harsh-environment awards increased our backlog to approximately $8.0 billion and improved 2027 contract coverage to approximately 95%.

“Our priorities remain safe and reliable customer service, maximizing conversion of backlog into cash flow, and reducing debt. With all regulatory approvals now in hand and the Valaris closing expected on December 1, we are focused on integration planning and capturing $200 million in identified annual synergies.”

3Q26 Financial Summary

	Three months ended			Three months ended
	September 30,	June 30,	sequential	September 30,	year-over-year
	2026	2026	change	2025	change
(In millions, except per share amounts and percentages)
Contract drilling revenues	$937	$966	$(29)	$1,028	$(91)
Revenue efficiency	96.8%	97.0%		97.5%
Operating and maintenance expense	$589	$608	$19	$584	$(5)
Net income (loss)	$26	$170	$(144)	$(1,923)	$1,949
Basic earnings (loss) per share	$0.02	$0.15	$(0.13)	$(2.00)	$2.02
Diluted earnings (loss) per share	$0.02	$0.04	$(0.02)	$(2.00)	$2.02

Adjusted EBITDA	$313	$312	$1	$397	$(84)
Adjusted EBITDA margin	33.4%	32.2%		38.7%
Adjusted net income	$1	$158	$(157)	$62	$(61)
Adjusted diluted earnings (loss) per share	$—	$0.03	$(0.03)	$0.06	$(0.06)

Net cash provided by operating activities	$174	$236	$(62)	$246	$(72)
Free cash flow	$131	$212	$(81)	$235	$(104)
Total debt, principal amount, end of period	$4,975	$5,107	$(132)	$6,297	$(1,322)
◾	Contract drilling revenues were lower sequentially, primarily due to an expected decrease in rig utilization.
◾	Interest expense, excluding the $22 million effect of the bifurcated exchange feature of the 4.625% Exchangeable Bonds due 2029, was $112 million compared to the $114 million in the prior quarter.
◾	Cash taxes paid, net of tax refunds of $9 million, were $7 million.

Fleet Status Report and contract backlog

◾	The Company today issued its Fleet Status Report. Since its August 2026 report, the Company added nine new fixtures with an aggregate incremental backlog of approximately $2.0 billion and a weighted average dayrate of about $423,000.
◾	As of November 2, 2026, the Company’s contract backlog is approximately $8.0 billion.

The Fleet Status Report can be accessed on the Company’s website: www.deepwater.com.

Outlook

The following table includes guidance on key items for the fourth quarter and full year of 2026 and preliminary guidance for the full year of 2027:

	4Q26E	FY26E	Preliminary FY27
(In millions, except percentages)
Contract drilling revenues	$915 –965	$3,900– 3,950	$3,850 – 4,000
Revenue efficiency, fleet wide (1)	96.50%	96.50%	96.50%

Selected costs and expenses
Operating and maintenance expense	$550 – 600	$2,350 – 2,400	$2,375 – 2,500
General and administrative	$45 – 50	$185 – 190	$180 – 190
Interest expense	$107	$500	$415
Interest income	$5 – 10	$30	$20 – 30

Capital expenditures	$50	$145	$130 – 140
Cash taxes	$25 – 30	$50 – 55	$60 – 65
Total liquidity (end of year) (a)	—	$1,300	1,500 – 1,700

(a) Reflects scheduled debt amortization payments.

Conference Call Information

Transocean will host a conference call at 9 a.m. EST, 3 p.m. CET, on Tuesday, November 3, 2026. To participate, dial +1 785-424-1631 approximately 15 minutes prior to the scheduled start time and refer to conference code 521052.

The call will be webcast in a listen-only mode at: www.deepwater.com, by selecting Investors, News, and Webcasts. Supplemental materials that may be referenced during the call will be available on the Company’s website at: www.deepwater.com, by selecting Investors, Financial Reports.

A replay of the call will be available after 12 p.m. EST, 6 p.m. CET, on Tuesday, November 3, 2026. The replay, which will be archived for approximately 30 days, can be accessed at +1 402-220-0662, passcode 521052. The replay will also be available on the Company’s website.

Non-GAAP Financial Measures

We present our financial statements in accordance with accounting principles generally accepted in the U.S. (“U.S. GAAP”). We believe certain financial measures, such as Adjusted Net Income, EBITDA, Adjusted EBITDA, Free Cash Flow and Net Debt, which are non-GAAP measures, provide users of our financial statements with supplemental information that may be useful in evaluating our operating performance. We believe that such non-GAAP measures, when read in conjunction with our financial statements presented under U.S. GAAP, can be used to better assess our performance from period to period and relative to performance of other companies in our industry, without regard to financing methods, historical cost basis or capital structure. Such non-GAAP measures should be considered as a supplement to, and not as a substitute for, financial measures prepared in accordance with U.S. GAAP.

All non-GAAP measure reconciliations to the most comparative U.S. GAAP measures are displayed in quantitative schedules on the Company’s website at: www.deepwater.com.

About Transocean

Transocean is a leading international provider of offshore contract drilling services for oil and gas wells. The Company specializes in technically demanding sectors of the global offshore drilling business with a particular focus on ultra-deepwater and harsh environment drilling services and operates the highest specification floating offshore drilling fleet in the world.

Transocean owns or has partial ownership interests in and operates a fleet of 27 mobile offshore drilling units, consisting of 20 ultra-deepwater drillships and seven harsh environment semisubmersibles.

For more information about Transocean, please visit: www.deepwater.com.

Forward-Looking Statements

The statements described herein or in the Fleet Status Report that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements could contain words such as “believe,” “primarily,” “should,” “outlook,” “future,” “schedule,” “progress,” “possible,” “will,” “expect,” “estimate,” “may,” “approximate,” “could,” “plan,” or other similar expressions. Forward-looking statements in the Fleet Status Report include, but are not limited to, statements involving estimated duration of customer contracts, contract dayrate amounts, future contract commencement dates and locations, planned shipyard projects and other out-of-service time, sales of drilling units, and the cost and timing of mobilizations and reactivations. Forward-looking statements are based on management’s current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results could differ materially from those indicated in these forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, the level of activity in offshore oil and gas exploration and development, exploration success by producers, operating hazards and delays, risks associated with international operations, actions by customers and other third parties, the fluctuation of current and future prices of oil and gas, the global and regional supply and demand for oil and gas, the intention to scrap certain drilling rigs, the effects of the spread of and mitigation efforts by governments, businesses and individuals related to contagious illnesses, and other factors, including our expectations regarding the timing, completion and anticipated benefits of the proposed business combination with Valaris Limited, an exempted company limited by shares incorporated under the laws of Bermuda, and those and other risks discussed in the Company's most recent Annual Report on Form 10-K for the year ended December 31, 2025, and in the Company's other filings with the SEC, which are available free of charge on the SEC's website at: www.sec.gov. Should one or more of these risks or uncertainties materialize, or the other consequences of such a development worsen, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or expressed or implied by such forward-looking statements. All subsequent written and oral forward-looking statements attributable to the Company or to persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements, each of which speaks only as of the date of the particular statement. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in our expectations or beliefs with regard to the statement or any change in events, conditions or circumstances on which any forward-looking statement is based, except as required by law.

This press release, or referenced documents, do not constitute an offer to sell, or a solicitation of an offer to buy, any securities, and do not constitute an offering prospectus within the meaning of the Swiss Financial Services Act (“FinSA”) or advertising within the meaning of the FinSA. Investors must rely on their own evaluation of Transocean and its securities, including the merits and risks involved. Nothing contained herein is, or shall be relied on as, a promise or representation as to the future performance of Transocean.

Notes

(1)	Revenue efficiency is defined as actual operating revenues, excluding revenues for contract terminations and reimbursements, for the measurement period divided by the maximum revenue calculated for the measurement period, expressed as a percentage. Maximum revenue is defined as the greatest amount of contract drilling revenues the drilling unit could earn for the measurement period, excluding revenues for incentive provisions, reimbursements and contract terminations. See the accompanying schedule entitled “Revenue Efficiency.”
(2)	Contract backlog is defined as the maximum contractual operating dayrate multiplied by the number of days remaining in the firm contract period, including certain performance-based provisions for which achievement is probable, and excluding provisions for mobilization, demobilization, contract preparation, other incentive provisions or reimbursement revenues, which are not expected to be material to our contract drilling revenues. The contract backlog represents the maximum contract drilling revenues that can be earned considering the reported operating dayrate in effect during the firm contract period.

Analyst Contact:

Sarah Davidson

+1 713-232-7217

Media Contact:

Kristina Mays

+1 713-232-7734

TRANSOCEAN LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)
(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2026	2025	2026	2025

Contract drilling revenues	$937	$1,028	$2,984	$2,922

Costs and expenses
Operating and maintenance	589	584	1,803	1,801
Depreciation and amortization	146	161	437	512
General and administrative	62	46	167	145
	797	791	2,407	2,458

Loss on impairment of assets	—	(1,913)	—	(3,049)
Gain (loss) on disposal of assets, net	3	(1)	5	8
Operating income (loss)	143	(1,677)	582	(2,577)

Other income (expense), net
Interest income	1	12	23	30
Interest expense	(134)	(154)	(390)	(382)
Loss on retirement of debt	—	—	(11)	—
Other, net	(85)	(78)	(78)	(101)
	(218)	(220)	(456)	(453)

Income (loss) before income taxes	(75)	(1,897)	126	(3,030)
Income tax expense (benefit)	(101)	26	(141)	(90)
Net income (loss)	$26	$(1,923)	$267	$(2,940)

Earnings (loss) per share
Basic	$0.02	$(2.00)	$0.24	$(3.23)
Diluted	$0.02	$(2.00)	$0.24	$(3.23)

Weighted-average shares outstanding
Basic	1,120	961	1,116	911
Diluted	1,127	961	1,126	911

TRANSOCEAN LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, except par value)
(Unaudited)

	September 30,	December 31,
	2026	2025
Assets
Cash and cash equivalents	$499	$620
Accounts receivable, net of allowance of $2 at September 30, 2026 and December 31, 2025	645	540
Materials and supplies, net of allowance of $149 and $140 at September 30, 2026 and December 31, 2025, respectively	371	378
Assets held for sale	—	24
Restricted cash and cash equivalents	285	377
Other current assets	189	142
Total current assets	1,989	2,081

Property and equipment	17,515	17,451
Less accumulated depreciation	(5,277)	(4,874)
Property and equipment, net	12,238	12,577

Deferred tax assets, net	62	61
Other assets	779	923
Total assets	$15,068	$15,642

Liabilities and equity
Accounts payable	$269	$242
Accrued income taxes	6	22
Debt due within one year	460	445
Other current liabilities	568	627
Total current liabilities	1,303	1,336

Long-term debt	4,558	5,212
Deferred tax liabilities, net	254	404
Other long-term liabilities	499	582
Total long-term liabilities	5,311	6,198

Commitments and contingencies

Shares, $0.10 par value,
1,445 authorized, 141 conditionally authorized, 1,304 issued and 1,117 outstanding at September 30, 2026 and
1,204 authorized, 141 conditionally authorized, 1,204 issued and 1,102 outstanding at December 31, 2025	112	110
Additional paid-in capital	15,623	15,604
Accumulated deficit	(7,193)	(7,460)
Accumulated other comprehensive loss	(88)	(146)
Total equity	8,454	8,108
Total liabilities and equity	$15,068	$15,642

TRANSOCEAN LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(Unaudited)

	Nine months ended
	September 30,
	2026	2025
Cash flows from operating activities
Net income (loss)	$267	$(2,940)
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	437	512
Share-based compensation expense	27	26
Loss on impairment of assets	—	3,049
Gain on disposal of assets, net	(5)	(8)
Amortization of debt-related balances, net	29	36
(Gain) loss on adjustment to bifurcated compound exchange feature	41	(51)
Loss on retirement of debt	11	—
Loss on conversion of debt to equity	—	99
Gain on disposal of investment in equity of unconsolidated affiliate	(19)	—
Deferred income tax benefit	(190)	(146)
Other, net	104	13
Changes in contract liabilities, net	(88)	(136)
Changes in deferred costs, net	49	53
Changes in other operating assets and liabilities, net	(89)	(107)
Net cash provided by operating activities	574	400

Cash flows from investing activities
Capital expenditures	(95)	(95)
Deposits to short-term investments	(50)	—
Investment in equity of unconsolidated affiliates	(2)	—
Proceeds from disposal of assets, net of costs to sell	31	44
Proceeds from disposal of investment in equity of unconsolidated affiliates	39	4
Proceeds from disposal of investment in debt of unconsolidated affiliate	13	—
Net cash used in investing activities	(64)	(47)

Cash flows from financing activities
Repayments of debt	(718)	(450)
Proceeds from issuance of shares, net of issue costs	—	421
Other, net	(5)	(15)
Net cash used in financing activities	(723)	(44)

Net increase (decrease) in unrestricted and restricted cash and cash equivalents	(213)	309
Unrestricted and restricted cash and cash equivalents, beginning of period	997	941
Unrestricted and restricted cash and cash equivalents, end of period	$784	$1,250

TRANSOCEAN LTD. AND SUBSIDIARIES
FLEET OPERATING STATISTICS

	Three months ended
	September 30,	June 30,	September 30,
Contract Drilling Revenues (in millions)	2026	2026	2025
Ultra-deepwater floaters	$590	$623	$696
Harsh environment floaters	347	343	332
Total contract drilling revenues	$937	$966	$1,028

	Three months ended
	September 30,	June 30,	September 30,
Average Daily Revenue (1)	2026	2026	2025
Ultra-deepwater floaters	$442,100	$455,500	$460,200
Harsh environment floaters	504,300	510,000	467,100
Total fleet average daily revenue	$462,600	$472,500	$462,300

	Three months ended
	September 30,	June 30,	September 30,
Revenue Efficiency (2)	2026	2026	2025
Ultra-deepwater floaters	96.4%	95.7%	96.2%
Harsh environment floaters	97.7%	99.5%	100.8%
Total fleet average revenue efficiency	96.8%	97.0%	97.5%

	Three months ended
	September 30,	June 30,	September 30,
Utilization (3)	2026	2026	2025
Ultra-deepwater floaters	67.6%	72.6%	71.0%
Harsh environment floaters	95.1%	94.2%	90.6%
Total fleet average rig utilization	74.7%	78.2%	76.0%

(1) Average daily revenue is defined as operating revenues, excluding revenues for contract terminations, reimbursements and contract intangible amortization, earned per operating day. An operating day is defined as a day for which a rig is contracted to earn a dayrate during the firm contract period after operations commence.

(2) Revenue efficiency is defined as actual operating revenues, excluding revenues for contract terminations and reimbursements, for the measurement period divided by the maximum revenue calculated for the measurement period, expressed as a percentage.  Maximum revenue is defined as the greatest amount of contract drilling revenues the drilling unit could earn for the measurement period, excluding revenues for incentive provisions, reimbursements and contract terminations.

(3) Rig utilization is defined as the total number of operating days divided by the total number of rig calendar days in the measurement period, expressed as a percentage.

Transocean Ltd. and subsidiaries
Non-GAAP Financial Measures and Reconciliations
Adjusted Net Income (Loss) and Adjusted Diluted Earnings (Loss) Per Share
(in millions, except per share data)

			YTD	QTD	YTD	QTD	YTD
Year ending December 31, 2026			09/30/26	09/30/26	06/30/26	06/30/26	03/31/26

Net income			$267	$26	$241	$170	$71
Acquisition and restructuring costs			29	10	19	12	7
(Gain) loss on disposal of assets, net			(6)	(4)	(2)	3	(5)
Loss on retirement of debt			9	—	9	—	9
Benefit plan termination settlement cost			62	62	—	—	—
Discrete tax items			(230)	(93)	(137)	(27)	(110)
Adjusted Net Income (Loss)			$131	$1	$130	$158	$(28)

Diluted earnings per share			$0.24	$0.02	$0.21	$0.04	$0.06
Acquisition and restructuring costs			0.02	0.01	0.02	0.01	—
(Gain) loss on disposal of assets, net			—	—	—	—	—
Loss on retirement of debt			0.01	—	0.01	—	0.01
Benefit plan termination settlement cost			0.05	0.05	—	—	—
Discrete tax items			(0.20)	(0.08)	(0.12)	(0.02)	(0.10)
Adjusted Diluted Earnings (Loss) Per Share			$0.12	$—	$0.12	$0.03	$(0.03)

	YTD	QTD	YTD	QTD	YTD	QTD	YTD
Year ended December 31, 2025	12/31/25	12/31/25	09/30/25	09/30/25	06/30/25	06/30/25	03/31/25

Net income (loss) attributable to controlling interest	$(2,915)	$25	$(2,940)	$(1,923)	$(1,017)	$(938)	$(79)
Restructuring costs	3	—	3	3	—	—	—
Loss on impairment of assets, net of tax	3,036	—	3,036	1,908	1,128	1,128	—
Gain on disposal of assets, net	(4)	(4)	—	—	—	—	—
Loss on conversion of debt to equity	99	—	99	75	24	24	—
Gain on retirement of debt	(3)	(3)	—	—	—	—	—
Discrete tax items	(179)	3	(182)	(1)	(181)	(195)	14
Adjusted Net Income (Loss)	$37	$21	$16	$62	$(46)	$19	$(65)

Diluted earnings (loss) per share	$(3.04)	$0.02	$(3.23)	$(2.00)	$(1.15)	$(1.06)	$(0.11)
Restructuring costs	—	—	—	—	—	—	—
Loss on impairment of assets, net of tax	3.16	—	3.34	1.98	1.27	1.27	—
Gain on disposal of assets, net	—	—	—	—	—	—	—
Loss on conversion of debt to equity	0.10	—	0.11	0.08	0.03	0.03	—
Gain on retirement of debt	—	—	—	—	—	—	—
Discrete tax items	(0.18)	—	(0.20)	—	(0.20)	(0.22)	0.01
Dilutive effect, 4.625% exchangeable bonds due December 2029	—	—	(0.03)	—	(0.05)	(0.02)	—
Adjusted Diluted Earnings (Loss) Per Share	$0.04	$0.02	$(0.01)	$0.06	$(0.10)	$—	$(0.10)

Transocean Ltd. and subsidiaries
Non-GAAP Financial Measures and Reconciliations
Earnings Before Interest, Taxes, Depreciation and Amortization and Related Margins
(in millions, except percentages)

			YTD	QTD	YTD	QTD	YTD
Year ending December 31, 2026			09/30/26	09/30/26	06/30/26	06/30/26	03/31/26

Contract drilling revenues			$2,984	$937	$2,047	$966	$1,081

Net income			$267	$26	$241	$170	$71
Interest expense, net of interest income			367	133	234	(32)	266
Income tax expense (benefit)			(141)	(101)	(40)	14	(54)
Depreciation and amortization			437	146	291	148	143
EBITDA			930	204	726	300	426

Acquisition and restructuring costs			29	10	19	12	7
Gain on disposal of assets, net			(6)	(2)	(4)	—	(4)
Loss on retirement of debt			11	—	11	—	11
Benefit plan termination settlement cost			101	101	—	—	—
Adjusted EBITDA			$1,065	$313	$752	$312	$440

Profit margin			8.9%	2.7%	11.8%	17.7%	6.5%
EBITDA margin			31.1%	21.7%	35.4%	31.0%	39.4%
Adjusted EBITDA margin			35.7%	33.4%	36.7%	32.2%	40.7%

	YTD	QTD	YTD	QTD	YTD	QTD	YTD
Year ended December 31, 2025	12/31/25	12/31/25	09/30/25	09/30/25	06/30/25	06/30/25	03/31/25

Contract drilling revenues	$3,965	$1,043	$2,922	$1,028	$1,894	$988	$906

Net income (loss)	$(2,915)	$25	$(2,940)	$(1,923)	$(1,017)	$(938)	$(79)
Interest expense, net of interest income	515	163	352	142	210	102	108
Income tax expense (benefit)	(33)	57	(90)	26	(116)	(155)	39
Depreciation and amortization	659	147	512	161	351	175	176
EBITDA	(1,774)	392	(2,166)	(1,594)	(572)	(816)	244

Restructuring costs	3	—	3	3	—	—	—
Loss on impairment of assets	3,049	—	3,049	1,913	1,136	1,136	—
Gain on disposal of assets, net	(4)	(4)	—	—	—	—	—
Gain on retirement of debt	(3)	(3)	—	—	—	—	—
Loss on conversion of debt to equity	99	—	99	75	24	24	—
Adjusted EBITDA	$1,370	$385	$985	$397	$588	$344	$244

Profit (loss) margin	(73.5)%	2.4%	(100.6)%	(187.0)%	(53.7)%	(94.9)%	(8.7)%
EBITDA margin	(44.8)%	37.5%	(74.1)%	(154.9)%	(30.2)%	(82.5)%	26.9%
Adjusted EBITDA margin	34.6%	36.8%	33.8%	38.7%	31.1%	34.9%	26.9%

Transocean Ltd. and subsidiaries
Non-GAAP Financial Measures and Reconciliations
Free Cash Flow and Levered Free Cash Flow
(in millions)

			YTD	QTD	YTD	QTD	YTD
Year ending December 31, 2026			09/30/26	09/30/26	06/30/26	06/30/26	03/31/26

Net cash provided by operating activities			$574	$174	$400	$236	$164
Capital expenditures			(95)	(43)	(52)	(24)	(28)
Free Cash Flow			479	131	348	212	136

Debt repayments			(718)	(132)	(586)	(30)	(556)
Debt repayments, paid from debt proceeds			—	—	—	—	—
Levered Free Cash Flow			$(239)	$(1)	$(238)	$182	$(420)

	YTD	QTD	YTD	QTD	YTD	QTD	YTD
Year ended December 31, 2025	12/31/25	12/31/25	09/30/25	09/30/25	06/30/25	06/30/25	03/31/25

Net cash provided by operating activities	$749	$349	$400	$246	$154	$128	$26
Capital expenditures	(123)	(28)	(95)	(11)	(84)	(24)	(60)
Free Cash Flow	626	321	305	235	70	104	(34)

Debt repayments	(1,556)	(1,106)	(450)	(210)	(240)	(30)	(210)
Debt repayments, paid from debt proceeds	492	492	—	—	—	—	—
Levered Free Cash Flow	$(438)	$(293)	$(145)	$25	$(170)	$74	$(244)

Transocean Ltd. and subsidiaries
Non-GAAP Financial Measures and Reconciliations
Net Debt and Net Debt to EBITDA Ratio
(in millions, except ratios)

2026			09/30/26		06/30/26		03/31/26

Debt, total principal amount			$4,975		$5,107		$5,137
Cash and cash equivalents			(499)		(509)		(330)
Restricted cash and cash equivalents			(285)		(286)		(285)
Net Debt			$4,191		$4,312		$4,522

Adjusted EBITDA, trailing four quarters			$1,450		$1,534		$1,566

Net Debt to EBITDA Ratio			2.9	x	2.8	x	2.9	x

2025	12/31/25		09/30/25		06/30/25		03/31/25

Debt, total principal amount	$5,686		$6,297		$6,654		$6,734
Cash and cash equivalents	(620)		(833)		(377)		(263)
Restricted cash and cash equivalents	(377)		(417)		(395)		(428)
Net Debt	$4,689		$5,047		$5,882		$6,043

Adjusted EBITDA, trailing four quarters	$1,370		$1,308		$1,253		$1,193

Net Debt to EBITDA Ratio	3.4	x	3.9	x	4.7	x	5.1	x

Transocean Ltd. and subsidiaries
Supplemental Effective Tax Rate Analysis
(in millions, except tax rates)

	Three months ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2026	2026	2025	2026	2025

Income (loss) before income taxes	$(75)	$184	$(1,897)	$126	$(3,030)
Acquisition and restructuring costs	10	12	3	29	3
Loss on impairment of assets	—	—	1,913	—	3,049
Gain on disposal of assets, net	(2)	—	—	(6)	—
Loss on conversion of debt to equity	—	—	75	—	99
Loss on retirement of debt	—	—	—	11	—
Benefit plan termination settlement cost	101	—	—	101	—
Adjusted income before income taxes	$34	$196	$94	$261	$121

Income tax expense (benefit)	$(101)	$14	$26	$(141)	$(90)
Acquisition and restructuring costs	—	—	—	—	—
Loss on impairment of assets	—	—	5	—	13
Gain on disposal of assets, net	2	(3)	—	—	—
Loss on conversion of debt to equity	—	—	—	—	—
Loss on retirement of debt	—	—	—	2	—
Benefit plan termination settlement cost	39	—	—	39	—
Changes in estimates (1)	93	27	1	230	182
Adjusted income tax expense	$33	$38	$32	$130	$105

Effective Tax Rate (2)	133.5%	7.8%	(1.4)%	(112.3)%	3.0%

Effective Tax Rate, excluding discrete items (3)	97.5%	19.4%	34.8%	49.9%	86.6%

(1) Our estimates change as we file tax returns, settle disputes with tax authorities, or become aware of changes in laws, operational changes and rig movements that have an effect on our (a) deferred taxes, (b) valuation allowances on deferred taxes and (c) other tax liabilities.

(2) Our effective tax rate is calculated as income tax expense or benefit divided by income or loss before income taxes.

(3) Our effective tax rate, excluding discrete items, is calculated as income tax expense or benefit, excluding various discrete items (such as changes in estimates and tax on items excluded from income or loss before income taxes), divided by income or loss before income taxes, excluding gains and losses on sales and similar items pursuant to the accounting standards for income taxes related to estimating the annual effective tax rate.